SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Anthony & Sylvan Pools Corporation

(Name of Registrant as Specified in Its Charter)

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PROXY STATEMENT

March 28, 2003

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Anthony & Sylvan Pools Corporation (the “Company”) on its behalf, by its Board of Directors, in connection with its Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 1, 2003 at the Company’s corporate offices at 6690 Beta Drive, Suite 300, Mayfield Village, Ohio, 44143 at 10:00 a.m. EDT, or any adjournments thereof, to elect four directors. This proxy statement was first mailed on March 28, 2003 to shareholders of record on March 20, 2003.

On March 20, 2003, there were 5,341,818 common shares outstanding. Each shareholder of record as of that date is entitled to notice of the meeting and to cast one vote per share held on all matters to come before the Annual Meeting. The holders of a majority of the votes entitled to be cast present in person or by proxy shall constitute a quorum for the purposes of the Annual Meeting.

A form of proxy accompanies this statement which shareholders are urged to fill in and return. The persons appointed by validly executed proxies will vote the shares covered thereby according to the instructions endorsed thereon. Shares covered by signed proxies otherwise unmarked or on which contradictory or unclear instructions are given will be voted in accordance with the best judgment of the persons appointed thereon.

The appointment of a proxy may be revoked at any time by providing notice to the Company prior to the Annual Meeting or by appearing at the Annual Meeting to vote in person.

NOMINATION AND ELECTION OF DIRECTORS

The number of directors of the Company is currently set at four. All directors are to be elected at the Annual Meeting with their terms expiring with the Company’s annual meeting of shareholders to be held in 2004.

The Board of Directors has nominated Stuart D. Neidus, Mary Ann Jorgenson, Thomas B. Waldin and Roger D. Blackwell to succeed themselves as incumbents. They have all agreed to serve if elected.

The Regulations of the Company provide for the nomination of directors by shareholders pursuant to a notice satisfying specified requirements, timely given to the Secretary of the Company. No such notice has been received as of the date hereof. The Company’s Executive Committee will also consider recommendations by shareholders for nomination as directors. Directors are elected by a plurality of the votes represented at the meeting, either in person or by proxy, and entitled to vote.

A brief biography of each of the nominees including their principal occupations, ages at the date of this statement, a brief account of their business experience, and the identity of certain companies of which they are or were directors or with which they are or were associated appear in the following section. Their beneficial ownership of common shares of the Company is contained in the section headed “Beneficial Ownership of Shares.”

NOMINEES AND DIRECTORS

Stuart D. Neidus

Age 52

Mr. Neidus has served as Chairperson of the Board of Directors and Chief Executive Officer of the Company since September 1998. He is also a director of PVF Capital Corp., a Federally insured savings bank. Mr. Neidus served as Chief Financial Officer of the Company from September 1998 through April 1999. He also served as Executive Vice President and Chief Financial Officer of Essef Corporation (the former indirect parent of the Company) from September 1996 to August 1999. Prior to that, from 1992 to 1996, Mr. Neidus served with Premier Farnell plc, successor to Premier Industrial Corporation, most recently as Executive Vice President. Prior to joining Premier Farnell plc, Mr. Neidus spent 19 years as an independent public accountant with KPMG, LLP, including eight years as a partner.

Mr. Neidus has served as a director since May 1997 and is a member of the Executive Committee.

Mary Ann Jorgenson

Age 62

Ms. Jorgenson is a partner and a member of the Management Committee in the law firm of Squire, Sanders & Dempsey L.L.P. and has been associated with that firm since 1975. She is a director of Women’s Golf Unlimited, Inc., a manufacturer and distributor of golf clubs and bags, and a director of Continental Business Enterprises, Inc., an Ohio-based metal stamping company.

Ms. Jorgenson served as Secretary of the Company from May 1997 to September 1999 and has been a director since September 1998. She is Chairperson of the Compensation Committee and a member of the Audit and Executive Committees.

Thomas B. Waldin

Age 60

Mr. Waldin was the President and Chief Executive Officer of Essef Corporation from 1990 to August 1999. Since 1977 he has been active as an investor in and a director of a number of businesses. He is currently a director of U.S. Industries, Inc., a manufacturer of bath and plumbing products and consumer vacuum cleaner systems.

Mr. Waldin has served as a director since May 1997 and was Chairperson of the Board of Directors from May 1997 until September 1998. He is Chairperson of the Executive Committee and the Audit Committee and a member of the Compensation Committee.

Roger D. Blackwell

Age 62

Mr. Blackwell is Professor of Marketing at The Ohio State University Fisher College of Business and is also President and Chief Executive Officer of Roger D. Blackwell Associates, Inc., a marketing consulting firm in Columbus, Ohio. Mr. Blackwell is a director of Airnet Systems, Inc., Applied Industrial Technologies, Inc., Diamond Hill Capital, The Flex-Funds, Max & Erma’s Restaurants, Inc., and Value City Department Stores.

Mr. Blackwell has served as director since November 1999 and is a member of both the Audit and Compensation Committees.

DIRECTORS’ COMMITTEES, MEETINGS AND FEES

At its meeting following the Annual Meeting of Shareholders, the Board of Directors will appoint from among its membership an Audit Committee, a Compensation Committee and an Executive Committee, which will serve until the next annual meeting.

The Audit Committee consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Mr. Waldin, Chairperson, Mr. Blackwell and Ms. Jorgenson. The Audit Committee reviews the independence of, and receives the report from, the Company’s independent auditors, oversees the audit of the Company’s financial statements and assesses the adequacy of the Company’s system of internal accounting controls, establishing policies and guidelines in respect thereto. The Audit Committee met twice in 2002.

The Compensation Committee consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Ms. Jorgenson, Chairperson, Mr. Blackwell and Mr. Waldin. The Compensation Committee has authority to recommend, approve and, subject to specific mandate from the Board of Directors, implement its recommendations on all matters relating to direct and indirect compensation of officers and employees of the Company and its subsidiaries. The Compensation Committee met once in 2002.

The Executive Committee consists of three directors, one of whom, Mr. Neidus, is an officer of the Company. The committee consists of Mr. Waldin, Chairperson, Mr. Neidus and Ms. Jorgenson. The Executive Committee is empowered to exercise all authority of the Board of Directors between meetings of that body, subject to report, with the exception of the declaration of dividends, appointment or election of officers and determination of their compensation, and the filling of vacancies on the Board or any Committee. The Executive Committee did not meet in 2002.

The Board of Directors of the Company and its three committees held a total of seven meetings during 2002 of which four were meetings of the Board of Directors. All of the directors attended each of the meetings of the Board of Directors and each of the meetings of committees of which they were members.

Employee directors receive no compensation for their services as directors. Non-employee directors each receive: (i) 2,000 nonqualified options to purchase Company shares on the date the person first becomes a director; (ii) 1,000 nonqualified options to purchase Company shares at each annual meeting of shareholders; and (iii) $25,000 per year in Company shares, in the form of deferred compensation.

EXECUTIVE COMPENSATION

The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended December 31, 2002, 2001 and 2000, respectively, for the named executive officers of the Company.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Compensation(1) ($)	Options Granted (#)	Restricted Stock Awards(2) ($)
Stuart D. Neidus, Chairman & Chief Executive Officer	2002 2001 2000	300,000 245,000 229,000	— — 201,990	22,970 22,518 22,023	48,884 — —	91,771 — —

Howard P. Wertman, President	2002 2001 2000	187,500 182,000 175,000	— — 128,632	16,073 13,389 11,466	37,389 — —	55,474 — —

William J. Evanson, Executive Vice President & Chief Financial Officer	2002 2001 2000	160,000 155,300 115,385	— — 92,736	19,013 18,542 9,530	31,218 — 75,689	40,061 — —

Richard M. Kelso, Executive Vice President & Chief Operating Officer	2002 2001 2000	146,800 142,500 137,500	— — 100,701	9,344 13,318 8,894	27,346 — —	40,061 — —

Martin J. Degnan, Vice President, General Counsel & Secretary	2002 2001 2000	144,600 140,400 135,000	— — 99,231	9,172 9,104 8,179	6,776 — —	40,061 — —

(1)	Includes, for each named executive officer, a motor vehicle allowance, life insurance premiums and matching contributions to the Anthony & Sylvan 401(k) retirement plan.

(2)	Awards of restricted stock were granted to executives in 2002 pursuant to a Performance Accelerated Restricted Stock award (“PARS”) program. The number of PARS shares awarded to Messrs. Neidus, Wertman, Evanson, Kelso and Degnan in 2002 were 16,214, 9,801, 7,078, 7,078 and 7, 078, respectively. No PARS shares are vested. Portions of the shares are eligible for accelerated vesting as of December 31, 2004, if the Company achieves certain financial performance targets, with any remaining unvested shares vesting on February 21, 2009, provided the respective employee remains employed by the Company through the vesting date. The market value of the unvested, restricted stock awards granted to Messrs. Neidus, Wertman, Evanson, Kelso and Degnan as of December 31, 2002 was $56,749, $34,304, $24,773, $24,773 and $24,773, respectively. Dividends declared by the Company extend to the restricted stock in the same manner and to the same extent as dividends on other shares of common stock.

OPTION GRANTS

The following table sets forth the information regarding grants of stock options to each of the Company’s named executive officers under the 2001 Long-Term Incentive Plan during the fiscal year ended December 31, 2002. The stock options vest five years after the grant date, unless vesting is accelerated. Accelerated vesting would occur on the first trading day following twenty consecutive days during which the Company’s shares closed at an average price of $12.40 or better.

Name	Options Granted (#)	% of Total Options Granted to Employees in 2002	Exercise Price ($)	Expiration Date	Grant Date Present Value(1) ($)

Stuart D. Neidus, Chairman & Chief Executive Officer	48,884	14.9	5.66	2/21/2012	146,652

Howard P. Wertman, President	37,389	11.4	5.66	2/21/2012	112,167

William J. Evanson, Executive Vice President & Chief Financial Officer	31,218	9.5	5.66	2/21/2012	93,654

Richard M. Kelso, Executive Vice President & Chief Operating Officer	27,346	8.3	5.66	2/21/2012	82,038

Martin J. Degnan, Vice President, General Counsel & Secretary	6,776	2.1	5.66	2/12/2012	20,328

(1)	Calculated using the Black Scholes option pricing model using the following assumptions: expected life of 10 years, risk free interest rate of 4.92% and a volatility of 31%.

The following table shows information relating to aggregate stock option exercises during 2002 and year-end stock option values for each of the named executive officers:

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 2002 Exercisable/Unexercisable	Value of Unexercised Options at December 31, 2002 ($) Exercisable/Unexercisable

Stuart D. Neidus, Chairman & Chief Executive Officer	—	—	242,616 / 134,526	372,846 / —

Howard P. Wertman, President	—	—	48,593 / 78,643	— / —

William J. Evanson, Executive Vice President & Chief Financial Officer	—	—	40,985 / 65,923	— / —

Richard M. Kelso, Executive Vice President & Chief Operating Officer	—	—	39,933 / 60,950	— / —

Martin J. Degnan, Vice President, General Counsel & Secretary	—	—	21,646 / 27,112	— / —

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a) ) (c)
Equity Compensation Plans Approved by Security Holders	1,173,388	(1)	$6.67	86,539

Equity Compensation Plans Not Approved by Security Holders	—		N/A	—

Total	1,173,388		$6.67	86,539

(1)	Includes 781,334 options granted from equity compensation plans approved by shareholders prior to the August 10, 1999 split-off of Anthony & Sylvan Pools Corporation as a publicly traded company.

EMPLOYMENT AGREEMENTS

The Company currently has employment agreements with four of its named executive officers: Messrs. Neidus, Wertman, Evanson and Kelso.

The term of each Agreement extends through December 31, 2002, and may be further extended or terminated according to its terms. As compensation for his service as Chief Executive Officer of the Company, Mr. Neidus will receive an annual base salary of at least $229,000 and performance-based bonuses targeted at at least 60% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Neidus received options to purchase common shares which, when adjusted for stock dividends, equal 132,868, at an exercise price equal to $9.03 per share exercisable 25% per year following the second anniversary of the split-off from Essef Corporation. As compensation for his service as President, Mr. Wertman will receive an annual base salary of at least $175,000 and performance-based bonuses targeted at at least 50% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Wertman received options to purchase common shares which, when adjusted for stock dividends, equal 53,147, at an exercise price equal to $9.03 per share exercisable 25% per year following the second anniversary of the split-off.

As compensation for his services as Executive Vice President, Mr. Evanson will receive an annual base salary of at least $150,000 and performance-based bonuses targeted at at least 50% of his annual salary. In addition, at the commencement of his employment, Mr. Evanson received options to purchase common shares which, when adjusted for stock dividends, equal 44,289, at an exercise price equal to $9.03 per share exercisable 25% per year following the second anniversary of the split-off from Essef Corporation. As compensation for his services as Executive Vice President, Mr. Kelso will receive an annual base salary of at least $137,500 and performance-based bonuses targeted at at least 50% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Kelso received options to purchase common shares which, when adjusted for stock dividends, equal 44,289, at an exercise price equal to $9.03 per share exercisable 25% per year following the second anniversary of the split-off.

If any of Messrs. Neidus, Wertman, Evanson or Kelso is terminated by the Company without cause, he will be entitled to receive salary for a period of one year, along with the pro rata portion of any bonus payable for such fiscal year. Messrs. Wertman, Evanson and Kelso also would receive the right to exercise, for three months, any options to acquire Company shares granted to them that are exercisable. Mr. Neidus will be entitled to exercise, for one year, any options to acquire Company shares granted to him whether or not otherwise exercisable. Mr. Neidus will be deemed to have been terminated without cause if, among other things, the Company at any time materially changes his duties and responsibilities without his consent.

Upon a change in control of the Company, Mr. Neidus shall have the right to terminate his employment with the Company and receive the same rights and benefits to which he would be entitled upon his termination without cause.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee establishes compensation for the executive officers of the Company and its subsidiaries. In discharging its function, the Committee seeks to harmonize three objectives. First, compensation levels are designed to be sufficiently competitive to attract and retain highly qualified management personnel. Second, recognition is given to the achievement of annual financial, operational and strategic objectives. Finally, it is the Company’s objective to continue to align pay and performance for the Company’s executives with the longer-term goal of enhancing shareholder value.

To implement these objectives, the compensation program for executive officers consists of base salary, annual cash incentives, and the long-term compensation plan.

Base salaries are determined, in the first instance, by the evaluation of the executive officer’s responsibility. A comparison to similarly situated executives at other comparable firms is also made to ensure that the Company’s salaries are competitive. The Company has engaged Watson Wyatt & Company as consultants to assist with this market comparison.

Annual cash incentives are used to recognize the achievement of annual objectives in line with the Company’s long-term goals. The annual objectives are based on specific and quantifiable financial and operational performance criteria, which are set at the beginning of each fiscal year by the Committee. Bonuses of executive officers are based either on earnings per share of the Company or, in certain cases, on a combination of earnings per share and divisional operating earnings.

The Company’s current long-term compensation plan is made up of the 1999 Long-Term Incentive Plan, implemented through an Executive and Director Leveraged Stock Purchase Plan, and the 2001 Long-Term Incentive Plan, implemented through a Performance Accelerated Restricted Stock Plan.

Under the Stock Purchase Plan, eligible executives purchased shares of Company common stock for up to two times their base compensation while non-employee Directors purchased shares for up to four times their annual retainer. The participants’ shares were then purchased at fair market value on the Acceptance Date. At the option of each participant these purchases were financed through external borrowings guaranteed by the Company and secured by the stock. For every share of common stock purchased under the Plan, participants received .40 of a stock option grant issued at the fair market value of the common stock at the Acceptance Date that vests over periods ranging from two to five years. All of the eligible participants purchased shares in the program. At December 31, 2002 the Company has guaranteed total borrowings of $3,127,000 under the Plan.

Under the Performance Accelerated Restricted Stock Plan, eligible executives were awarded a total of 80,000 shares of the Company’s common stock, subject to certain restrictions. These shares will vest, and restrictions will lapse, on February 21, 2009. The vesting and lapse of restrictions on some shares may occur on an accelerated basis on December 31, 2004 if the Company meets certain growth rate and profit margin goals and attains a targeted EBIT (earnings before income tax) return on total capital during the three years ending December 31, 2004.

Chief Executive Officer’s Compensation

For 2002, Mr. Neidus’s compensation package was based on a review of his compensation package in connection with his employment agreement. The Committee determined then that his targeted, total cash compensation should be at the 75th percentile for compensation received by chief executive officers of similarly situated companies.

Mr. Neidus’s total cash compensation for 2002 consisted of annual base salary of $300,000. No bonus was paid for the year.

THE COMPENSATION COMMITTEE

Mary Ann Jorgenson, Chairperson

Roger D. Blackwell

Thomas B. Waldin

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, on behalf of the Board of Directors, has oversight responsibility with respect to the Company’s financial audit and reporting process and its system of internal controls. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment of the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosure required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee has made a recommendation to the Board of Directors, which the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Committee and the Board have approved the selection of KPMG LLP as the Company’s independent auditors for 2003. The Board has adopted a written charter for the Audit Committee, which was attached to the Company’s 2001 Proxy Statement.

THE AUDIT COMMITTEE

Thomas B. Waldin, Chairperson

Roger D. Blackwell

Mary Ann Jorgenson

PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in cumulative shareholder return with the cumulative total return of the Standard & Poors Smallcap 600 and the NASDAQ Stock Market (U.S. Companies) Composite Index since August 11, 1999, the first date on which the Company’s shares were publicly traded:

Legend

Index Description	8/11/99	12/31/99	12/31/00	12/31/01	12/31/02
Anthony & Sylvan Pools Corporation	100.0	115.6	168.9	179.4	103.4
S&P Smallcap 600	100.0	111.9	125.2	133.3	113.8
CRSP Index for NASDAQ Stock Market (U.S. Companies)	100.0	144.1	86.7	68.5	47.0

Notes:

A.	Data complete through last fiscal year.

B.	Graph with peer group uses peer group only performance.

C.	Peer group indices use beginning of period market capitalization weighting.

BENEFICIAL OWNERSHIP OF SHARES

The following tables display, as of March 20, 2003, the name and address of each person who is known to the Company to own beneficially more than 5% of the Company’s common shares as well as the number of Common Shares beneficially owned by each director and named executive officer, and the directors and named executive officers of the Company as a group.

Five Percent Beneficial Ownership

	Common Shares Beneficially Owned
Name	Number	Percent
Thomas B. Waldin(1) 6690 Beta Drive, Suite 300 Mayfield Village, Ohio 44143	552,988	10.3

Stuart D. Neidus(2) 6690 Beta Drive, Suite 300 Mayfield Village, Ohio 44143	606,804	10.9

Steven T. Newby(3) 555 Quince Orchard Road, Suite 606 Gaithersburg, Maryland 20878	304,022	5.7

Beneficial Ownership of Directors and Executive Officers

	Common Shares Beneficially Owned
Name	Number	Percent
Thomas B. Waldin(1)	552,988	10.3

Mary Ann Jorgenson(4)	59,937	1.1

Roger D. Blackwell(5)	57,359	1.1

Stuart D. Neidus(2)	606,804	10.9

Howard P. Wertman(6)	157,332	2.9

William J. Evanson(7)	138,574	2.6

Richard M. Kelso(8)	117,151	2.2

Martin J. Degnan(9)	45,348	0.8

All directors and officers as a group (16 persons)(10)	2,276,643	38.5

(1)	Thomas B. Waldin is a beneficial owner of: (a) 552,988 shares owned directly by him (14,342 shares consist of options to purchase which are exercisable within 60 days of December 31, 2002) and (b) 1,162,723 shares held in a Deferred Compensation Plan Trust over which he has no voting or dispositive power. If the trust shares were added to the calculation, he would have beneficial ownership of 32% of the Company’s shares.

(2)	Stuart D. Neidus is the beneficial owner of 606,804 shares owned directly by him (242,616 shares consist of options to purchase which are exercisable within 60 days of December 31, 2002).

(3)	Based on Schedule 13-G filed with the Securities and Exchange Commission as of December 31, 2002.

(4)	Mary Ann Jorgenson is the beneficial owner of: (a) 54,622 shares owned directly by her (16,052 shares consist of options to purchase which are exercisable within 60 days of December 31, 2002) and (b) 16,999 shares held in a Deferred Compensation Plan Trust over which she has no voting or dispositive power.

(5)	Roger D. Blackwell is the beneficial owner of: (a) 53,816 shares owned directly by him (14,280 shares consist of options to purchase which are exercisable within 60 days of December 31, 2002) and (b) 15,502 shares held in a Deferred Compensation Plan Trust over which he has no voting or dispositive power.

(6)	Howard P. Wertman is the beneficial owner of 157,322 shares owned directly by him (48,593 shares consist of options to purchase which are exercisable within 60 days of December 31, 2002).

(7)	William J. Evanson is the beneficial owner of 138,574 shares owned directly by him (40,985 shares consist of options to purchase which are exercisable within 60 days of December 31, 2002).

(8)	Richard M. Kelso is the beneficial owner of 117,151 shares owned directly by him (39,333 shares consist of options to purchase which are exercisable within 60 days of December 31, 2002).

(9)	Martin J. Degnan is the beneficial owner of 45,348 shares owned directly by him (21,646 shares consist of options to purchase which are exercisable within 60 days of December 31, 2002).

(10)	Includes 565,434 options to purchase, which are exercisable by Messrs. Blackwell, Neidus and Waldin and Ms. Jorgenson within 60 days of December 31, 2002. In addition, Messrs. Blackwell and Waldin and Ms. Jorgenson are the beneficial owners of 1,195,224 shares held by a Deferred Compensation Plan Trust over which they have no voting or dispositive power.

CERTAIN TRANSACTIONS

Ms. Mary Ann Jorgenson, a current Director and nominee for Director for an additional term, is a member of the law firm of Squire, Sanders & Dempsey, L.L.P. The Company retained the services of this firm during the past fiscal year, and proposes retaining its services during the current fiscal year.

A subcontracting firm owned by Mr. Howard P Wertman, III, son of the Company’s President, was retained in 2002 and was paid $216,138 for services it provided during that year. Mr. Ernest Girod, the brother-in-law of the Company’s President, was employed as a commissioned salesperson in 2002 and received $69,956 for his services during that year. The Company believes that these transactions were conducted on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2002 and Forms 5 and amendments thereto furnished to the Company with respect to 2002, no director, officer, beneficial owner of more than 10% of its outstanding Common Stock or stock convertible into Common Stock or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 2002 any reports required by Section 16(a) of the Exchange Act, except that Messrs. Blackwell and Waldin and Ms. Jorgenson each made a single, late filing with respect to the payment in common stock of their compensation for services as a director, which was paid as deferred compensation under the Company’s Deferred Compensation Plan for Employees and Directors.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP acted as independent auditors of the Company for the fiscal year ended December 31, 2002. Their representatives will be present at the meeting and will be given an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions.

Effective June 4, 2001, Deloitte & Touche LLP was dismissed as the Company’s independent auditors and KPMG LLP was retained. The Board of Directors and Audit Committee participated in and approved this decision. The report of Deloitte & Touche LLP on the Company’s financial statements for the fiscal year ending December 31, 2000 contained neither an adverse opinion nor a disclaimer of opinion. Likewise, the opinion was neither qualified nor modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with Deloitte & Touche LLP regarding the fiscal year ending December 31, 2000, except for a disagreement in March 2001 related to accounting for the Company’s Executive and Director Leveraged Stock Purchase Plan (the “Plan”). The Plan was adopted in the fall of 1999, at which time it was believed that the Plan’s design did not require variable accounting treatment. The Board of Directors and Audit Committee discussed the subject matter of the disagreement with Deloitte & Touche. The Company restated its previously issued results for 2000 to address the matter and reflect variable accounting for the Plan. As a result, Deloitte & Touche LLP indicated that this disagreement was satisfactorily resolved.

The Company did not consult KPMG LLP regarding the matters described in Item 304(a)(2)(i) or (ii) of Securities and Exchange Commission Regulation S-K during the fiscal year ending December 31, 2000 or during the interim period prior to engaging KPMG LLP.

Audit Fees

The aggregate fees billed by the firm of KPMG LLP for audit of the Company’s annual financial statements, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the fiscal year ended December 31, 2002 were $90,000.

Financial Information Systems Design and Implementation Fees

KPMG LLP did not bill for, or provide, financial information systems design and implementation services.

All Other Fees

The aggregate fees billed by KPMG LLP for services rendered to the Company, other than described above under “Audit Fees”, for the fiscal year ended December 31, 2002 were $74,700. The services provided were related to tax compliance and planning. The Audit Committee considered whether provision of these services was compatible with maintaining KPMG LLP’s independence.

SHAREHOLDER PROPOSALS

Proposals of shareholders for the 2004 Annual Meeting of Shareholders to be held in May, 2004 must be received by the Secretary of the Company no later than November 28, 2003 to be included in the proxy statement and form of proxy for that meeting. A proxy granted to the Board for the 2004 Annual Meeting of Shareholders may be voted at the Board’s discretion on any matter for which notice is not provided to the Secretary of the Company by at least February 11, 2004.

SOLICITATION EXPENSES

The Company will bear the costs of proxy solicitation including the preparation and mailing of this statement and accompanying material. Proxies will be solicited principally by mail, by employees and agents of the Company and its subsidiaries. No employee of the Company who assists in the solicitation will be paid for doing so beyond his regular compensation.

The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of proxy solicitation materials to the beneficial owners of the shares held by them and, upon request, will reimburse them for the reasonable expenses incurred in forwarding the material to their principals and processing responses.

VOTE TABULATION POLICIES AND PROCEDURES

Shares voted by proxy on the form provided by management with this statement will be tabulated according to the tenor thereof. Shares voted by omnibus proxy or other proxy forms by brokers, nominees or agents will be tabulated according to instructions and limitations accompanying the form of proxy. All shares for which valid proxies are returned will be counted as present at the meeting for determination of a quorum (a majority of shares entitled to vote at the Annual Meeting).

By Order of the Board of Directors

Martin J. Degnan, Secretary

March 28, 2003

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DETACH HERE

ANTHONY & SYLVAN POOLS CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Anthony & Sylvan Pools Corporation hereby appoints William Evanson and Richard Mills, the Proxies of the undersigned, to vote the shares of the undersigned at the 2003 Annual Meeting of Shareholders of the Company and any adjournment thereof upon the following:

The Board of Directors recommends votes be cast FOR proposal 1.

1.	ELECTION OF DIRECTORS: Roger D. Blackwell, Mary Ann Jorgenson, Stuart D. Neidus and Thomas B. Waldin for terms expiring in 2004.

❑ FOR all nominees	❑ WITHHOLD AUTHORITY
(except as marked to the contrary)	to vote for all nominees

(INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.)

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued, and to be signed on other side)

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DETACH HERE

(Continued from other side)

If this card is returned signed, but with no instructions, authority is granted to cast the vote of the undersigned for the election of the nominees for director.

Dated , 2003

Signature

Signature if held jointly

NOTICE: When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the chairman of its board of directors. Its president, vice president, secretary, or treasurer.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE CARE OF:  NATIONAL CITY BANK CORPORATE TRUST OPERATIONS, LOCATOR 5352, P.O. BOX 94509, CLEVELAND, OH 44101-9854